Exhibit 99.1

RingCentral Announces Fourth Quarter and Full Year 2017 Results

Software Subscriptions ARR of $546 million up 32%

Q4’17 Software Subscriptions Revenue up 32%

RingCentral Office ARR up 36%

Belmont, Calif. – February 12, 2018 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications and collaboration solutions, today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter Financial Highlights

•	Total revenue grew 34% year over year to $140.5 million.

•	Software subscriptions revenue grew 32% year over year to $129.7 million.

•	Software subscriptions annualized exit recurring software subscriptions (ARR) grew 32% year over year to $546.4 million.

•	RingCentral Office® ARR grew 36% year over year to $466.2 million.

•	GAAP software subscriptions gross margin was 81.3%, up 1.1 points year over year, while Non-GAAP software subscriptions gross margin was 82.1%, up 0.9 points year over year.

•	GAAP operating margin was (4.4%), up 1.9 points year over year, while Non-GAAP operating margin was 3.9%, up 1.8 points year over year.

•	Net monthly subscriptions dollar retention: RingCentral Office over 100% and overall subscriptions over 99%

“The fourth quarter was an outstanding finish to a great year. This was led by our mid-market and enterprise business and further supported by continuing momentum from our channel partners. And we capped off the year with a record 15 deals with total contract value (TCV) of more than $1 million, up from 10 deals last quarter.” said Vlad Shmunis, RingCentral’s Chairman and CEO. “We further extended our leadership position in the UCaaS market driven by our relentless focus on innovation and commitment to customer success. We believe we are well positioned heading into 2018 and look forward to an exciting year ahead.”

Financial Results for the Fourth Quarter 2017

•	Revenue and Gross Margin: Total revenue was $140.5 million for the fourth quarter of 2017, up from $104.5 million in the fourth quarter of 2016, representing 34% growth. Total gross margin was 76.1% for the fourth quarter of 2017, down 0.3% points compared to 76.4% in the fourth quarter of 2016.

As of January 1, 2017, RingCentral transitioned from an agency model to a direct phone sales model, under which RingCentral is recognizing the full sale price and cost of the product instead of receiving a commission for phone sales. Adjusting for the direct phone sales model on a comparable basis, total revenue in the fourth quarter grew 31% year over year and the total gross margin would have been 1.5% higher year over year.

•	Net Income (Loss) Per Share: GAAP net loss per share was ($0.08) for the fourth quarter of 2017 compared with ($0.09) for the fourth quarter of 2016. Non-GAAP net income per diluted share was $0.07 for the fourth quarter of 2017, compared with $0.03 per diluted share for the fourth quarter of 2016.

•	Balance Sheet: Total cash and cash equivalents at the end of the fourth quarter of 2017 was $181.2 million, compared with $172.3 million at the end of the third quarter of 2017.

Financial Results for the Full Year 2017

•	Revenue and Gross Margin: Total revenue was $501.5 million for the full year of 2017, up from $379.7 million in the full year of 2016, representing 32% growth. Total gross margin was 75.8% for the full year of 2017, up 0.1% points compared to 75.7% in the full year of 2016.

Adjusting for the direct phone sales model on a comparable basis, total revenue for the full year of 2017 grew 29% year over year and the total gross margin would have been 1.7% higher year over year.

•	Net Income (Loss) Per Share: GAAP net loss per share was ($0.34) for the full year of 2017 compared with ($0.40) for the full year of 2016. Non-GAAP net income per diluted share was $0.20 for the full year of 2017, compared with $0.09 per diluted share for the full year of 2016.

•	Balance Sheet: Total cash and cash equivalents at the end of 2017 was $181.2 million, compared with $160.4 million at the end of 2016.

Recent Business Highlights

•	Achieved compliance in security controls established by the Financial Industry Regulatory Authority, Inc. (FINRA) for cloud service providers. Through compliance with applicable FINRA cyber security controls, RingCentral’s financial customers, including banks, brokers, and traders, can trust that RingCentral Office® and RingCentral Glip® products meet regulatory requirements for security and reliability.

•	Earned Certified status for information security by the Health Information Trust (HITRUST) Alliance. Certified status indicates that RingCentral Office and RingCentral Glip have a comprehensive framework of prescriptive and scalable security controls for our healthcare customers that met HITRUST requirements for protecting and securing sensitive private healthcare information.

•	Announced Amazon® Alexa for Business integration that enables the use of voice commands to join meetings, send text messages, listen to voicemails, and make calls in an easy and intuitive way. In addition, RingCentral users can join any meeting scheduled in other Amazon Alexa–compatible third-party meeting applications without the need to download those applications.

•	Added Latin America support to RingCentral Global OfficeTM including Brazil, Peru, and Argentina. RingCentral Global Office is now available in 37 countries.

Financial Outlook

Our guidance reflects the adoption of the new Topic 606 revenue recognition standard that is effective for us beginning January 1, 2018. The comparison period amounts used to calculate growth rates have been restated from previously reported amounts to conform to the requirements of Topic 606.

Full Year 2018 Guidance:

•	Software subscriptions revenue between $581 and $589 million or an annual growth of 25% to 27%

•	Total revenue guidance between $629 and $639 million, or an annual growth rate of 25% to 27%

•	GAAP operating margin between (4.5%) and (3.5%), and Non-GAAP operating margin between 7.8% and 8.2%

•	Non-GAAP EPS between $0.56 to $0.60 based on 86.5 million fully diluted shares

First Quarter 2018 Guidance:

•	Software subscriptions revenue between $134 and $135 million, or an annual growth of 29% to 30%

•	Total revenue between $144.5 and $146.5 million, or an annual growth of 29% to 31%

•	GAAP operating margin between (4.4%) and (3.2%), and Non-GAAP operating margin between 7.0% and 7.6%

•	Non-GAAP EPS between $0.11 and $0.13 based on 85 million fully diluted shares

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to GAAP EPS because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), which could be a significant reconciling item between the non-GAAP and respective GAAP measure. The intercompany remeasurement gain (loss) is impacted by the movement in various exchange rates relative to the USD, which is difficult to predict and subject to constant change. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details:

•	What: RingCentral financial results for the fourth quarter, full year 2017 and outlook for the first quarter and full year of 2018.

•	When: Monday, February 12, 2018 at 2:00PM PT (5:00PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, following the completion of the call. To listen to the telephone replay in the U.S., please dial (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13675598.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.

About RingCentral

RingCentral, Inc. (NYSE:RNG) is a leading provider of global enterprise cloud communications and collaboration solutions. More flexible and cost-effective than legacy on-premises systems, RingCentral empowers today’s mobile and distributed workforce to communicate, collaborate, and connect from anywhere, on any device. RingCentral unifies voice, video, team messaging and collaboration, conferencing, online meetings, and integrated contact center solutions. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2018 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office, RingCentral Global Office, RingCentral Glip and the RingCentral logo are trademarks of RingCentral, Inc.

New Revenue Recognition Standard Under Topic 606

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition from contracts with customers (Topic 606), which is effective beginning January 1, 2018. Topic 606 supersedes the prior revenue recognition standard (Topic 605). The Company will adopt the requirements of the new standard in the first quarter of 2018, using the full retrospective transition method.

Under the new standard, the Company expects in some cases to recognize revenue earlier for subscription plans when the customer receives services for no consideration during the initial months (i.e., initial period is discounted) as a result of elimination of contingent revenue guidance (i.e., amounts allocated to delivered items are limited to amounts that are not contingent on the provision of future services) in the new standard. The most significant impact of adoption the new standard primarily relates to the deferral of incremental commission costs of obtaining subscription contracts, which previously were expensed as incurred. Under the new standard, the Company will defer all incremental commission costs to obtain the contract and amortize them over the expected period of benefit, which is estimated to be five years.

The financial information under the heading “Financial Outlook” above is prepared in accordance with Topic 606, and the comparison period amounts used to calculate growth rates are based on amounts that have been restated from previously reported amounts to conform to the requirements of Topic 606 (see Table 6). Unless otherwise indicated, all other financial information in this release is prepared in accordance with Topic 605.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our strength in the mid-market and enterprise segments, our growth from our channel partners, and our leadership in the UCaaS market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP operating income (loss), Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP net income (loss) is defined as net income (loss) excluding stock-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, and the related income tax effect of these adjustments.

We have included Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share provide useful measure for period-to-period comparisons of our business.

Although Non-GAAP software subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share, are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our software subscriptions annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our software subscriptions annualized exit monthly recurring subscriptions as our software subscriptions monthly recurring subscriptions multiplied by 12. Our software subscriptions monthly recurring subscriptions equal the monthly value of all software subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our software subscriptions annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Paul Thomas, RingCentral

(650) 458-4462

Paul.Thomas@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

(650) 561-6348

Jennifer.Caukin@ringcentral.com

TABLE 1

RINGCENTRAL, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$181,192	$160,355
Accounts receivable, net	45,339	30,243
Prepaid expenses and other current assets	21,512	15,313

Total current assets	248,043	205,911
Property and equipment, net	43,298	31,994
Goodwill	9,393	9,393
Acquired intangibles, net	1,462	2,244
Other assets	2,972	3,087

Total assets	$305,168	$252,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,322	$7,810
Accrued liabilities	54,977	48,322
Current portion of capital lease obligation	—	181
Current portion of long-term debt	—	14,528
Deferred revenue	64,415	45,159

Total current liabilities	126,714	116,000
Long-term debt	—	312
Other long-term liabilities	6,252	6,276

Total liabilities	132,966	122,588
Stockholders’ equity:
Common stock	8	7
Additional paid-in capital	434,840	366,800
Accumulated other comprehensive income	2,998	2,737
Accumulated deficit	(265,644)	(239,503)

Total stockholders’ equity	$172,202	$130,041

Total liabilities and stockholders’ equity	$305,168	$252,629

TABLE 2

RINGCENTRAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Software subscriptions	$129,662	$97,952	$463,163	$355,850
Other	10,873	6,551	38,363	23,874

Total revenues	140,535	104,503	501,526	379,724

Cost of revenues
Software subscriptions	24,223	19,363	89,193	73,470
Other	9,397	5,289	32,078	18,741

Total cost of revenues	33,620	24,652	121,271	92,211

Gross profit	106,915	79,851	380,255	287,513
Operating expenses
Research and development	20,362	17,417	75,148	65,514
Sales and marketing	73,310	54,701	260,069	192,497
General and administrative	19,428	14,339	72,313	55,454

Total operating expenses	113,100	86,457	407,530	313,465

Loss from operations	(6,185)	(6,606)	(27,275)	(25,952)
Other income (expense), net
Interest expense	(5)	(162)	(99)	(746)
Other income (expense), net	178	(94)	1,491	(2,375)

Other income (expense), net	173	(256)	1,392	(3,121)

Loss before income taxes	(6,012)	(6,862)	(25,883)	(29,073)
Provision for income taxes	77	84	258	236

Net loss	$(6,089)	$(6,946)	$(26,141)	$(29,309)

Net loss per common share
Basic and diluted	$(0.08)	$(0.09)	$(0.34)	$(0.40)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	77,665	73,961	76,281	72,994

TABLE 3

RINGCENTRAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(26,141)	$(29,309)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	16,214	14,663
Share-based compensation	42,060	30,840
Foreign currency remeasurement (gain) loss	(666)	2,615
Provision for bad debt	1,674	648
Deferred income tax	(47)	(36)
Others	181	583
Changes in assets and liabilities
Accounts receivable	(16,770)	(11,728)
Prepaid expenses and other current assets	(6,199)	(1,018)
Other assets	1,533	76
Accounts payable	176	1,516
Accrued liabilities	9,918	15,165
Deferred revenue	19,256	8,502
Other liabilities	(24)	(2,809)

Net cash provided by operating activities	41,165	29,708

Cash flows from investing activities
Purchases of property and equipment	(19,497)	(14,236)
Capitalized internal-use software	(7,420)	(2,162)
Restricted investments	530	—

Net cash used in investing activities	(26,387)	(16,398)

Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	25,495	15,104
Payment of holdback from Glip acquisition	—	(1,500)
Repayment of debt	(14,840)	(3,750)
Repayment of capital lease obligations	(181)	(269)
Taxes paid related to net share settlement of equity awards	(3,691)	(255)

Net cash provided by financing activities	6,783	9,330

Effect of exchange rate changes on cash and cash equivalents	(724)	127
Net increase in cash and cash equivalents	20,837	22,767
Cash and cash equivalents
Beginning of period	160,355	137,588

End of period	$181,192	$160,355

TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Software subscriptions	$129,662	$97,952	$463,163	$355,850
Other	10,873	6,551	38,363	23,874

Total revenues	140,535	104,503	501,526	379,724

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	24,223	19,363	89,193	73,470
Stock-based compensation	(849)	(810)	(3,552)	(3,048)
Amortization of acquisition intangibles	(150)	(151)	(602)	(603)

Non-GAAP Software subscriptions cost of revenues	23,224	18,402	85,039	69,819

GAAP Other cost of revenues	9,397	5,289	32,078	18,741
Stock-based compensation	(65)	(31)	(183)	(117)

Non-GAAP Other cost of revenues	9,332	5,258	31,895	18,624

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.1%	81.2%	81.6%	80.4%
Non-GAAP Other	14.2%	19.7%	16.9%	22.0%
Non-GAAP Gross profit	76.8%	77.4%	76.7%	76.7%
Operating expenses reconciliation
GAAP Research and development	20,362	17,417	75,148	65,514
Stock-based compensation	(2,751)	(1,805)	(9,550)	(7,296)
Acquisition related matters	—	(309)	(443)	(1,411)

Non-GAAP Research and development	17,611	15,303	65,155	56,807

As a % of total revenues non-GAAP	12.5%	14.6%	13.0%	15.0%

GAAP Sales and marketing	73,310	54,701	260,069	192,497
Stock-based compensation	(4,459)	(3,111)	(16,015)	(10,902)
Amortization of acquisition intangibles	—	(105)	(180)	(420)

Non-GAAP Sales and marketing	68,851	51,485	243,874	181,175

As a % of total revenues non-GAAP	49.0%	49.3%	48.6%	47.7%

GAAP General and administrative	19,428	14,339	72,313	55,454
Stock-based compensation	(3,432)	(2,480)	(12,760)	(9,477)
Acquisition related matters	—	—	—	(59)

Non-GAAP General and administrative	15,996	11,859	59,553	45,918

As a % of total revenues non-GAAP	11.4%	11.3%	11.9%	12.1%

Income (loss) from operations reconciliation
GAAP loss from operations	(6,185)	(6,606)	(27,275)	(25,952)
Stock-based compensation	11,556	8,237	42,060	30,840
Amortization of acquisition intangibles	150	256	782	1,023
Acquisition related matters	—	309	443	1,470

Non-GAAP Income from operations	5,521	2,196	16,010	7,381

Non-GAAP Operating margin	3.9%	2.1%	3.2%	1.9%

TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Income (loss) reconciliation
GAAP Net loss	$(6,089)	$(6,946)	$(26,141)	$(29,309)
Stock-based compensation	11,556	8,237	42,060	30,840
Amortization of acquisition intangibles	150	256	782	1,023
Acquisition related matters	—	309	443	1,470
Intercompany remeasurement loss (gain)	50	167	(820)	2,508
Income tax expense effects *	—	—	—	—

Non-GAAP Net income	$5,667	$2,023	$16,324	$6,532

Basic and diluted net income (loss) per share
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per share	77,665	73,961	76,281	72,994
Effect of dilutive securities	6,356	3,606	5,925	3,414

Non-GAAP weighted average shares used in computing non-GAAP net income per share	84,021	77,567	82,206	76,408

GAAP Net loss per share	$(0.08)	$(0.09)	$(0.34)	$(0.40)

Non-GAAP Net income per share	$0.07	$0.03	$0.20	$0.09

*	The non-GAAP adjustments do not have an impact on our income tax provision due to our history of non-GAAP losses and full valuation allowance.

TABLE 6

RINGCENTRAL, INC.

RECONCILIATION OF FORECASTED OPERATING MARGIN

GAAP MEASURES TO NON-GAAP MEASURES

(In millions, except per share data)

(Unaudited)

	Q1 2018		FY 2018
	Low Range	High Range	Low Range	High Range
GAAP revenues	144.5	146.5	629.0	639.0

GAAP loss from operations	(6.3)	(4.7)	(28.3)	(22.2)
GAAP operating margin	(4.4%)	(3.2%)	(4.5%)	(3.5%)
Stock-based compensation	15.3	14.7	72.6	69.8
Amortization of acquisition intangibles and acquisition related matters	1.1	1.1	4.8	4.8

Non-GAAP income from operations	$10.1	$11.1	$49.1	$52.4
Non-GAAP operating margin	7.0%	7.6%	7.8%	8.2%

TABLE 7

RINGCENTRAL, INC.

FORECASTED GUIDANCE UNDER TOPIC 606

(In millions, except per share data)

(Unaudited)

	Q1 2018 Guidance		Q1 2017 Actual	Growth rates
	Low	High	Adjusted for ASC 606	Low	High
Software subscriptions revenue	134.0	135.0	104.1	29%	30%
Total revenues	144.5	146.5	112.2	29%	31%
GAAP operating margin	(4.4%)	(3.2%)	(2.0%)
Non-GAAP operating margin	7.0%	7.6%	6.4%

	FY 2018 Guidance		FY 2017 Actual	Growth rates
	Low	High	Adjusted for ASC 606	Low	High
Software subscriptions revenue	581.0	589.0	465.3	25%	27%
Total revenues	629.0	639.0	503.6	25%	27%
GAAP operating margin	(4.5%)	(3.5%)	(1.1%)
Non-GAAP operating margin	7.8%	8.2%	7.5%